Exhibit (6)(d)

Amendment No. 2 to Amended and Restated Master Advisory Fee Waiver Agreement

This AMENDMENT NO. 2 (this “Amendment”) to the Amended and Restated Master Advisory Fee Waiver Agreement dated December 1, 2019 (the “Agreement”) is made as of this 18th day of September, 2020, by and among BlackRock Advisors, LLC (the “Adviser”) and each investment company listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end management company;

WHEREAS, each Fund that is currently party to the Agreement is organized as a statutory trust under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts, a corporation under the laws of the State of Maryland or a statutory trust under the laws of the State of Maryland;

WHEREAS, BlackRock Capital Allocation Trust (the “New Fund”) is a newly organized statutory trust under the laws of the State of Maryland and desires to be added as a party to the Agreement; and

WHEREAS, the Adviser and the Funds desire to amend and restate Schedule A to the Agreement to reflect the addition of the New Fund as a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

(a)

Except as expressly amended and provided herein, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment with respect to the New Fund and the terms of the Agreement, this Amendment shall control.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON
SCHEDULE A ATTACHED HERETO

By:	/s/ Neal J. Andrews
	Name:	Neal J. Andrews
	Title:	Chief Financial Officer

BLACKROCK ADVISORS, LLC

By:	/s/ Neal J. Andrews
	Name:	Neal J. Andrews
	Title:	Managing Director

[Signature Page to Amendment No. 2 to Amended and Restated Master Advisory Fee Waiver Agreement]

AMENDED AND RESTATED SCHEDULE A

Closed-End Fund Master Advisory Fee Waiver Agreement

(Dated as of September 18, 2020)

	TICKER	FUND	EXPIRATION DATE
1.	BBN	BlackRock Taxable Municipal Bond Trust	June 30, 2022
2.	BFZ	BlackRock California Municipal Income Trust	June 30, 2022
3.	BHK	BlackRock Core Bond Trust	June 30, 2022
4.	HYT	BlackRock Corporate High Yield Fund, Inc.	June 30, 2022
5.	BTZ	BlackRock Credit Allocation Income Trust	June 30, 2022
6.	DSU	BlackRock Debt Strategies Fund, Inc.	June 30, 2022
7.	BGR	BlackRock Energy and Resources Trust	June 30, 2022
8.	CII	BlackRock Enhanced Capital and Income Fund, Inc.	June 30, 2022
9.	BDJ	BlackRock Enhanced Equity Dividend Trust	June 30, 2022
10.	EGF	BlackRock Enhanced Government Fund, Inc.	June 30, 2022
11.	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.	June 30, 2022
12.	BGT	BlackRock Floating Rate Income Trust	June 30, 2022
13.	BFO	BlackRock Florida Municipal 2020 Term Trust	June 30, 2022
14.	BOE	BlackRock Enhanced Global Dividend Trust	June 30, 2022
15.	BME	BlackRock Health Sciences Trust	June 30, 2022
16.	BKT	BlackRock Income Trust, Inc.	June 30, 2022
17.	BGY	BlackRock Enhanced International Dividend Trust	June 30, 2022
18.	BKN	BlackRock Investment Quality Municipal Trust, Inc.	June 30, 2022
19.	BLW	BlackRock Limited Duration Income Trust	June 30, 2022

	TICKER	FUND	EXPIRATION DATE
20.	BTA	BlackRock Long-Term Municipal Advantage Trust	June 30, 2022
21.	BZM	BlackRock Maryland Municipal Bond Trust	June 30, 2022
22.	MHE	BlackRock Massachusetts Tax-Exempt Trust	June 30, 2022
23.	BIT	BlackRock Multi-Sector Income Trust	June 30, 2022
24.	MUI	BlackRock Muni Intermediate Duration Fund, Inc.	June 30, 2022
25.	MUA	BlackRock MuniAssets Fund, Inc.	June 30, 2022
26.	BKK	BlackRock Municipal 2020 Term Trust	June 30, 2022
27.	BBK	BlackRock Municipal Bond Trust	June 30, 2022
28.	BAF	BlackRock Municipal Income Investment Quality Trust	June 30, 2022
29.	BBF	BlackRock Municipal Income Investment Trust	June 30, 2022
30.	BYM	BlackRock Municipal Income Quality Trust	June 30, 2022
31.	BFK	BlackRock Municipal Income Trust	June 30, 2022
32.	BLE	BlackRock Municipal Income Trust II	June 30, 2022
33.	BTT	BlackRock Municipal 2030 Target Term Trust	June 30, 2022
34.	MEN	BlackRock MuniEnhanced Fund, Inc.	June 30, 2022
35.	MUC	BlackRock MuniHoldings California Quality Fund, Inc.	June 30, 2022
36.	MUH	BlackRock MuniHoldings Fund II, Inc.	June 30, 2022
37.	MHD	BlackRock MuniHoldings Fund, Inc.	June 30, 2022
38.	MFL	BlackRock MuniHoldings Investment Quality Fund	June 30, 2022
39.	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	June 30, 2022
40.	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.	June 30, 2022
41.	MUE	BlackRock MuniHoldings Quality Fund II, Inc.	June 30, 2022

	TICKER	FUND	EXPIRATION DATE
42.	MUS	BlackRock MuniHoldings Quality Fund, Inc.	June 30, 2022
43.	MVT	BlackRock MuniVest Fund II, Inc.	June 30, 2022
44.	MVF	BlackRock MuniVest Fund, Inc.	June 30, 2022
45.	MZA	BlackRock MuniYield Arizona Fund, Inc.	June 30, 2022
46.	MYC	BlackRock MuniYield California Fund, Inc.	June 30, 2022
47.	MCA	BlackRock MuniYield California Quality Fund, Inc.	June 30, 2022
48.	MYD	BlackRock MuniYield Fund, Inc.	June 30, 2022
49.	MYF	BlackRock MuniYield Investment Fund	June 30, 2022
50.	MFT	BlackRock MuniYield Investment Quality Fund	June 30, 2022
51.	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.	June 30, 2022
52.	MYJ	BlackRock MuniYield New Jersey Fund, Inc.	June 30, 2022
53.	MYN	BlackRock MuniYield New York Quality Fund, Inc.	June 30, 2022
54.	MPA	BlackRock MuniYield Pennsylvania Quality Fund	June 30, 2022
55.	MQT	BlackRock MuniYield Quality Fund II, Inc.	June 30, 2022
56.	MYI	BlackRock MuniYield Quality Fund III, Inc.	June 30, 2022
57.	MQY	BlackRock MuniYield Quality Fund, Inc.	June 30, 2022
58.	BLJ	BlackRock New Jersey Municipal Bond Trust	June 30, 2022
59.	BNJ	BlackRock New Jersey Municipal Income Trust	June 30, 2022
60.	BQH	BlackRock New York Municipal Bond Trust	June 30, 2022
61.	BSE	BlackRock New York Municipal Income Quality Trust	June 30, 2022
62.	BNY	BlackRock New York Municipal Income Trust	June 30, 2022
63.	BFY	BlackRock New York Municipal Income Trust II	June 30, 2022

	TICKER	FUND	EXPIRATION DATE
64.	BCX	BlackRock Resources & Commodities Strategy Trust	June 30, 2022
65.	BST	BlackRock Science and Technology Trust	June 30, 2022
66.	BUI	BlackRock Utilities, Infrastructure & Power Opportunities Trust	June 30, 2022
67.	BHV	BlackRock Virginia Municipal Bond Trust	June 30, 2022
68.	BSD	The BlackRock Strategic Municipal Trust	June 30, 2022
69.	BGIO	BlackRock 2022 Global Income Opportunities Trust	June 30, 2022
70.	—	BlackRock Multi-Sector Opportunities Trust	June 30, 2022
71.	—	BlackRock Multi-Sector Opportunities Trust II	June 30, 2022
72.	—	BlackRock Credit Strategies Fund	June 30, 2022
73.	BSTZ	BlackRock Science and Technology Trust II	June 30, 2022
74.	BMEZ	BlackRock Health Sciences Trust II	June 30, 2022
75.	BCAT	BlackRock Capital Allocation Trust	June 30, 2022

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